As filed with the Securities and Exchange Commission on May 23, 2005
                                              Registration No. 333-

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               _______________

                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933

                               _______________

                           NEWELL RUBBERMAID INC.
           (Exact name of registrant as specified in its charter)


              DELAWARE                                   36-3514169
    (State or other jurisdiction                      (I.R.S. employer
        of incorporation or                         identification no.)
           organization)

                            10B Glenlake Parkway
                                  Suite 600
                           Atlanta, Georgia 30328
        (Address of principal executive offices, including zip code)


                 NEWELL RUBBERMAID INC. 401(k) SAVINGS PLAN
                          (Full title of the plan)


                             Dale L. Matschullat
                       Vice President-General Counsel
                            & Corporate Secretary
                            10B Glenlake Parkway
                                  Suite 600
                           Atlanta, Georgia 30328
                   (Name and address of agent for service)


                               (770) 407-3830
        (Telephone number, including area code, of agent for service)


                               With a copy to:

                             Lauralyn G. Bengel
                              Schiff Hardin LLP
                              6600 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5500




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
                                             CALCULATION OF REGISTRATION FEE


                                                                      Proposed            Proposed
                                                    Amount            maximum              maximum
                                                     to be         offering price         aggregate            Amount of
  Title of Securities to be Registered            registered         per share         offering price      registration fee
  ------------------------------------            ----------       --------------      --------------      ----------------
  Common Stock, par value $1.00 share           3,357,824(1)(2)      $21.555(2)       $72,377,896.32(2)      $8,518.88(1)
  (including Common Stock Purchase Rights)

  Interests in the Plan                               (3)               (3)                  (3)                  (3)


  _____________________

  (1)  In addition to previously registering shares of Common Stock for issuance under the Newell Rubbermaid Inc.
       401(k) Savings Plan (the "Plan"), the Registrant previously registered shares of Common Stock for issuance under the Rubbermaid Retirement Plan for Collectively Bargained Associates (the "Rubbermaid Plan") (File No.
       333-105179).  The Rubbermaid Plan subsequently has been merged into the Plan.  There are 3,357,823 shares of
       Common Stock that remain unissued under the Rubbermaid Plan as of its merger date.  The previously paid registration fee relating to these registered but unissued shares is $7,900.88.  The Registrant is filing this Registration Statement to register an additional share and to carry forward the 3,357,823 shares and the associated filing fee of $7,900.88.  Offsetting this amount from the filing fee calculated for this
       Registration Statement ($8,518.88) results in a filing fee of $618 required to be paid with respect to this
       Registration Statement.  (The Registrant is concurrently filing a post-effective amendment to Registration
       Statement No. 333-105179 to deregister the remaining shares issuable under the Rubbermaid Plan.)

  (2)  Estimated on the basis of $21.555 per share, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 16, 2005.  (See Rules 457(c) and 457(h) of the Securities
       Act of 1933.)

  (3)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

  (4)  Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration
       Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.


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                                                                2







   REGISTRATION OF ADDITIONAL SECURITIES - STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

        The contents of the following Registration Statements filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference:

        (i) Registration Statement on Form S-8 (File No. 33-25196) filed on October 31, 1988 registering Common Stock issuable under the Plan and Amendment No. 1 to such Form S-8 filed on November 18, 1988 registering the Purchase Rights attached to the Common Stock;

        (ii) Registration Statement on Form S-8 (File No. 333-62047) filed on August 23, 1995 registering additional shares of Common Stock issuable under the Plan;

        (ii) Registration Statement on Form S-8 (File No. 333-38621) filed on October 23, 1997 registering additional shares of Common Stock issuable under the Plan;

        (iv) Registration Statement on Form S-8 (File No. 333-105178) filed on May 12, 2003 registering additional shares of Common Stock issuable under the Plan, and Post-Effective Amendment No. 1 to such Form S-8 filed on May 16, 2003;


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statements, including the Amendments thereto described above, which are incorporated herein by reference.


   ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant are incorporated herein by reference:





        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

        (b)  All other reports filed by the Registrant pursuant to
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of 2004; and

        (c) The description of the Registrant's Rights contained in the Registration Statement on Form 8-A/A filed October 27, 2003.

        All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.


   ITEM 8.  EXHIBITS.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

























                                      3







                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 12th day of May, 2005.


                                      NEWELL RUBBERMAID INC.
                                      (Registrant)


                                      By:  /s/ J. Patrick Robinson
                                           -----------------------------
                                           J. Patrick Robinson
                                           Vice President - Chief
                                             Financial Officer

        Each person whose signature appears below appoints J. Patrick Robinson, Ronald L. Hardnock and Dale L. Matschullat, or any one of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.













                                      4





               SIGNATURE                                         TITLE                                 DATE
               ---------                                         -----                                 ----

   /s/ Joseph Galli, Jr.                           Chief Executive Officer (Principal              May 12, 2005
   -------------------------------                 Executive Officer) and Director
   Joseph Galli, Jr.


   /s/ J. Patrick Robinson                         Vice President - Chief Financial                May 12, 2005
   -------------------------------                 Officer (Principal Financial Officer)
   J. Patrick Robinson


   /s/ Ronald L. Hardnock                          Vice President - Corporate Controller           May 12, 2005
   -------------------------------                 (Principal Accounting Officer)
   Ronald L. Hardnock


                                                                  Director
   -------------------------------
   Thomas E. Clarke


   /s/ Scott S. Cowen                                             Director                         May 12, 2005
   -------------------------------
   Scott S. Cowen


   /s/ Michael T. Cowhig                                          Director                         May 12, 2005
   -------------------------------
   Michael T. Cowhig


   /s/ Mark D. Ketchum                                            Director                         May 12, 2005
   -------------------------------
   Mark D. Ketchum


   /s/ William D. Marohn                             Chairman of the Board and Director            May 12, 2005
   -------------------------------
   William D. Marohn


   /s/ Elizabeth Cuthbert Millett                                 Director                         May 12, 2005
   -------------------------------
   Elizabeth Cuthbert Millett


   /s/ Cynthia A. Montgomery                                      Director                         May 12, 2005
   -------------------------------
   Cynthia A. Montgomery




                                                                5







               SIGNATURE                                           TITLE                               DATE
               ---------                                           -----                               ----


   /s/ Allan P. Newell                                            Director                         May 12, 2005
   -------------------------------
   Allan P. Newell



   /s/ Gordon R. Sullivan                                         Director                         May 12, 2005
   -------------------------------
   Gordon R. Sullivan



   /s/ Raymond G. Viault                                          Director                         May 12, 2005
   -------------------------------
   Raymond G. Viault







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                                                                6







        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 12, 2005.
                                         NEWELL RUBBERMAID INC.
                                             401(k) SAVINGS PLAN


                                         By:  /s/ Thomas J. Nohl
                                              ---------------------------
                                              Thomas J. Nohl
                                              Benefit Plans Committee








































                                      7







                              INDEX TO EXHIBITS

     Exhibit
     Number                             Exhibit
     -------                            -------

        4     Rights Agreement, dated as of August 6, 1998, between the
              Company and First Chicago Trust Company of New York, as
              Rights Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated August 6,
              1998, File No. 001-09608), as amended by a First Amendment to Rights Agreement effective as of September 29, 2003, between the Company and The Bank of New York, as Rights
              Agent (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A, filed
              October 27, 2003).

       23     Consent of Ernst & Young LLP.

       24     Power of Attorney (set forth on the signature page).

































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